OCOTILLO BUSINESS PARK LEASE

DMC PORTFOLIO, LLC,
a Delaware limited liability company

as Landlord,

and

VIRTRA SYSTEMS, INC.,
a Texas corporation

as Tenant

TABLE OF CONTENTS

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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EXHIBITS

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information ("**Summary**") is hereby incorporated into and made a part of the attached Lease. Each reference in the Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease, the terms of the Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease.

TERMS OF LEASE (References are to the Lease)	**DESCRIPTION**
1. Date:	July 8, 2010 (the "**Effective Date**")
2. Landlord:	DMC PORTFOLIO, LLC, a Delaware limited liability company
3. Address of Landlord (Section 24.19):	DMC PORTFOLIO, LLC 2555 E. Camelback Road, Suite 180 Phoenix, Arizona 85016 Attention: Property Manager Phone: (602) 324-5340 Fax: (602) 324-5341 with a copy to: DMC PORTFOLIO, LLC c/o Buchanan Street Partners 620 Newport Center Drive, 8th Floor Newport Beach, California 92660 Attention: Chief Investment Officer with a copy to: DMC PORTFOLIO, LLC C/O Buchanan Street Partners 601 California Street, Suite 605 San Francisco, California 94108 Attention: Vice President – Investment Management
4. Tenant:	VIRTRA SYSTEMS, INC., a Texas corporation
5. Address of Tenant (Section 24.19):	VIRTRA SYSTEMS, INC. 7970 S. Kyrene Road Tempe, Arizona 85284 Attention: Bob Ferris Phone: (480) 968-1488 Fax: (480) 968-1448 *(Prior to Lease Commencement Date)*

TERMS OF LEASE (References are to the Lease)			**DESCRIPTION**
			and VIRTRA SYSTEMS, INC. 7970 S. Kyrene Road Tempe, Arizona 85284 Attention: Bob Ferris *(After Lease Commencement Date)*
6.	Premises (Article 1):		
	6.1	Premises/Building:	That certain building with approximately 37,729 rentable square feet, located at 7970 S. Kyrene Road, Tempe, Arizona 85284, as more particularly described or depicted in Exhibit "A".
	6.2	Lot 3:	The (i) Building and (ii) approximately 104,413 square feet of real property comprising Lot 3 of the Kyrene Quad Subdivision, upon which the Building is located, as more particularly described or depicted as "Lot 3" in Exhibit "A-1".
	6.3	Project:	An approximately 101,155 rentable square foot multi-building commercial project commonly known as "Ocotillo Business Park", currently containing three (3) commercial buildings and more particularly described in Section 1.1.2 below.
7.	Term (Article 2):		
	7.1	Lease Term:	Sixty-five (65) months.
	7.2	Lease Commencement Date:	August 1, 2010.
	7.3	Lease Expiration Date:	December 31, 2015, subject to Section 2.3 below.
	7.4	Option to Extend:	Tenant shall have one (1) option to extend the Initial Term for an additional period of five (5) years, pursuant to the terms of Section 2.3 below.

TERMS OF LEASE (References are to the Lease)	**DESCRIPTION**

8. Base Rent (Article 3):

Period	Monthly Base Rent
Months 1-23**	$16,223.47
Months 24-41	$18,864.50
Months 42-53	$22,637.40
Months 54-65	$26,410.30

** Base Rent for the first (1st), second (2nd), third (3rd), fourth (4th) and fifth (5th) of the initial Lease Term shall be abated pursuant to the terms of Article 3 of this Lease.

9.	Tenant's Share of Expenses and Costs:	The ratio which the rentable area of the Premises bears to the rentable area of the Project, which is agreed to be 37.30% (37,729/101,155).
10.	Security Deposit (Article 20):	$16,223.47.
11.	Brokers (Section 24.25):	Cassidy Turley / BRE Commercial (Andy Markham) representing Landlord, and Colliers International (Rob Martensen) representing Tenant.
12.	Parking (Article 23):	Approximately 85 spaces located in and around the Building as set forth on the Parking Layout attached hereto as Exhibit "C".

LEASE

This Lease, which includes the preceding Summary and the exhibits attached hereto and incorporated herein by this reference (the Lease, the Summary and the exhibits to be known sometimes collectively hereafter as the "**Lease**"), dated as of the date set forth in Section 1 of the Summary, is made by and between **DMC PORTFOLIO, LLC**, a Delaware limited liability company ("**Landlord**"), and VIRTRA SYSTEMS, INC., a Texas corporation ("**Tenant**").

ARTICLE 1

PROJECT, BUILDING AND PREMISES

1.1 Project, Building and Premises.

1.1.1 Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6.1 of the Summary (the "**Premises**"). The outline of the floor plan of the Premises is set forth in Exhibit A attached hereto.

1.1.2 Building and Project. The Building is part of a multi-building commercial project currently containing three (3) commercial buildings and known as "**Ocotillo Business Park**". The term "**Project**" as used in this Lease, shall mean, collectively: (i) the Building; (ii) the other two (2) existing buildings within Ocotillo Business Park (collectively, the "**Other Existing Buildings**"); (iii) the surface parking areas surrounding and/or servicing the Building and the Other Existing Buildings; (iv) any outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities now or hereafter constructed surrounding and/or servicing the Building and/or the Other Existing Buildings, which are designated from time to time by Landlord (and/or any other owners of Ocotillo Business Park) as common areas appurtenant to or servicing the Building, the Other Existing Buildings and any such other improvements; (v) any additional buildings, improvements, facilities and common areas which Landlord (any other owners of Ocotillo Business Park and/or any common area association formed by Landlord, Landlord's predecessor-in-interest and/or Landlord's assignee for the Project) may add thereto from time to time within or as part of the Project; and (vi) the land upon which any of the foregoing are situated. The site plan depicting the current configuration of the Project is set forth in Exhibit A-1 attached hereto. Notwithstanding the foregoing or anything contained in this Lease to the contrary, (1) Landlord has no obligation to expand or otherwise make any improvements within the Project, including, without limitation, any of the outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities which may be depicted on Exhibit A-1 attached hereto (as the same may be modified by Landlord (and/or any other owners of Ocotillo Business Park) from time to time without notice to Tenant), other than Landlord's obligations (if any) specifically set forth in the Work Letter, and (2) Landlord (and/or any other owners of Ocotillo Business Park) shall have the right from time to time to include or exclude any improvements or facilities within the Project, at such party's sole election, as more particularly set forth in Section 1.1.3 below.

1.1.3 Tenant's and Landlord's Rights. Tenant is hereby granted the non-exclusive use of those areas located on the Project that are designated by Landlord from time to time as common areas for the Premises; provided, however, that (i) Tenant's use thereof shall be subject to (A) the provisions of any covenants, conditions and restrictions regarding the use thereof now or hereafter recorded against the Project, and (B) such reasonable, non-discriminatory rules, regulations and restrictions as Landlord may make from time to time (which shall be provided in writing to Tenant), and (ii) Tenant may not go on the roof of Building or the Other Existing Buildings without Landlord's prior consent (which may be withheld in Landlord's sole and absolute discretion) and without otherwise being accompanied by a representative of Landlord; provided, however, in the case of any repair which must be made promptly in order to avoid imminent damage or further damage to property or to eliminate a hazardous or unsafe condition posing as immediate risk to persons or property, Tenant shall have the right, after making reasonable efforts to notify Landlord of the need for such emergency repair, to access the roof of the Building to make repairs thereto. Landlord (and/or any other owners of Ocotillo Business Park) reserves the right from time to time to use any of the common areas of the Project, and the roof, risers and conduits of the Building

and the Other Existing Buildings for telecommunications and/or any other purposes, and to do any of the following: (1) make any changes, additions, improvements, repairs and/or replacements in or to the Project or any portion or elements thereof, including, without limitation, (x) changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and common areas, and (y) expanding or decreasing the size of the Project and any common areas and other elements thereof, including adding, deleting and/or excluding buildings (including any of the Other Existing Buildings) thereon and therefrom; (2) close temporarily any of the common areas while engaged in making repairs, improvements or alterations to the Project; (3) retain and/or form a common area association or associations under covenants, conditions and restrictions to own, manage, operate, maintain, repair and/or replace all or any portion of the landscaping, driveways, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and/or other common areas located outside of the Building and the Other Existing Buildings and, subject to Article 4 below, include the common area assessments, fees and taxes charged by the association(s) and the cost of maintaining, managing, administering and operating the association(s), in Operating Expenses or Tax Expenses; and (4) perform such other acts and make such other changes with respect to the Project as Landlord may, in the exercise of good faith business judgment, deem to be appropriate.

1.2 Condition of Premises. Except as expressly set forth in this Lease and in the Landlord Work described in Exhibit B attached hereto (the **"Landlord Work"**), Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its **"AS IS"** condition on the Lease Commencement Date.

1.3 Rentable Square Feet. The rentable square feet of the Premises is approximately as set forth in Section 6.1 of the Summary. For purposes hereof, the **"rentable square feet"** of the Premises and the Other Existing Buildings (including the office space, storage space and other portions thereof) shall be calculated by Landlord pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996 (**"BOMA"**), as modified for the applicable building pursuant to Landlord's standard rentable area measurements for such building, to include, among other calculations, a portion of the common areas and service areas of the such building. The rentable square feet of the Premises and the Other Existing Buildings (including the office space, storage space and other portions thereof) are subject to verification from time to time by Landlord's planner/designer and such verification shall be made in accordance with the provisions of this Section 1.3. Tenant's architect may consult with Landlord's planner/designer regarding such verification, except to the extent it relates to the rentable square feet of such building (or portions thereof); provided, however, the determination of Landlord's planner/designer shall be conclusive and binding upon the parties. In the event that Landlord's planner/designer determines that the rentable square footage amounts shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect rentable square feet (including, without limitation, the amount of the Base Rent and Tenant's Share) shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant.

ARTICLE 2

LEASE TERM

2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the **"Lease Term"**) shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the **"Lease Commencement Date"**) set forth in Section 7.2 of the Summary, and shall terminate on the date (the **"Lease Expiration Date"**) set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term **"Lease Year"** shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date. If Landlord does not deliver possession of the Premises to Tenant on or before the date that is thirty (30) days following the date of this Lease with the Landlord Work substantially completed, Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant hereunder be affected, provided, however, if Landlord fails to deliver the Property to Tenant within such thirty (30) day period, provided that if such failure is not due to tenant's delay,

Tenant may thereupon terminate this Lease by written notice to Landlord before the date that is ten (10) days thereafter, in which event Landlord shall have no other or further liability or obligation hereunder to Tenant other than to return to Tenant the Security Deposit, Rent and any other amounts paid to Landlord in consideration of this Lease.

2.2 Early Occupancy. Prior to the Commencement Date, Tenant shall be permitted early occupancy of the Premises during the period commencing on Effective Date. Any occupancy of the Premises by Tenant prior to the Commencement Date (the **"Early Occupancy Period"**), including, without limitation, commencing regular business operations within the Premises, shall be treated as early occupancy hereunder, subject to the terms of this Section 2.2. The Commencement Date shall not be affected by the Early Occupancy Period and Tenant shall not be required to pay Base Rent during the Early Occupancy Period, however, all other terms and conditions of this Lease shall apply.

2.3 Option to Extend the Term.

2.3.1 *Extension Term.* Landlord grants to the Tenant named herein an option to extend the Initial Term of the Lease (the **"Extension Option"**) with respect to the entire rentable area of the Premises (but not any portions thereof) for one (1) five-year period (the **"Extension Term"**). The Extension Term shall commence immediately following the Expiration Date of the Initial Term. The Extension Option shall be exercised, if at all, by notice to Landlord at any time during the Initial Term no later than nine (9) months nor earlier than twelve (12) months prior to the expiration date of then applicable term of the Lease, which notice shall be irrevocable by Tenant. Subject to the terms and conditions set forth herein and upon final determination of the Prevailing Market Rate (as set forth below), Landlord and Tenant shall immediately enter into an amendment to this Lease documenting the extension of the Term. Tenant's right to exercise the Extension Option shall be subject to no Event of Default occurring under this Lease and Landlord's review and approval of Tenant's current financials upon Tenant's exercise of the Extension Option. Notwithstanding the foregoing, if an Event of Default occurs under this Lease, Landlord shall have, in addition to all of Landlord's other rights and remedies under this Lease, the right to terminate the Extension Option and to cancel unilaterally Tenant's exercise of the Extension Option, in which event the Expiration Date of this Lease shall be and remain the then scheduled Expiration Date, and Tenant shall have no further rights under this Lease to renew or extend the Initial Term.

2.3.2 *Extension Term Rent.*

2.3.2.1 The Extension Term shall be upon and subject to all of the terms, covenants and conditions of this Lease; provided, however, that the Base Rent for the Extension Term shall be equal to the Prevailing Market Rate for space comparable to the Premises in the Tempe, Arizona area as of the date of commencement of the Extension Term. The term **"Prevailing Market Rate"** shall mean the base annual rent for such comparable space, taking into account any additional rent and all other monetary payments and escalations payable hereunder and by tenants under leases of such comparable space, and any tenant improvements and other concessions granted to Tenant and tenants under leases of such comparable space. Such Base Rent shall be determined by Landlord not later than five (5) months prior to the commencement of the Extension Term. If Tenant disputes Landlord's determination of the Prevailing Market Rate for the Extension Term, Tenant shall send to Landlord a notice, within twenty (20) days after the date of Landlord's notice setting forth the Prevailing Market Rate for the Extension Term, which notice shall state that Tenant either (x) agrees with Landlord's determination of Prevailing Market Rate for the Extension Term or (y) disagrees with Landlord's determination of Prevailing Market Rate for the Extension Term and elects to resolve the disagreement as provided in Section 2.3.2.2 below. If Tenant does not send to Landlord a notice as provided in the previous sentence, Landlord's determination of the Prevailing Market Rate shall be determinative. Until the disagreement is resolved as provided in Section 2.3.2.2 below, Tenant's monthly payments of Base Rent shall be in an amount not less than the Monthly Base Rent payable for the period immediately preceding the commencement of the Extension Term. Within ten (10) business days following the resolution of such dispute by the parties or the decision of the brokers, as applicable, Tenant shall pay to Landlord the amount of any deficiency in the Base Rent theretofore paid. Notwithstanding anything to the contrary set forth in this Section 2.3, in no event shall the Monthly Base Rent for any Extension Term be less than the effective Monthly Base Rent payable by Tenant hereunder for the period immediately preceding the commencement of the Extension Term. Tenant shall in any event pay all applicable additional charges with respect to the Premises,

in the manner and at the times provided in this Lease, effective upon the commencement of the Extension Term, and notwithstanding any dispute regarding the Base Rent for the Extension Term.

2.3.2.2 Any disagreement regarding the Prevailing Market Rate as defined in this Section 2.3 shall be resolved as follows:

(i) Within fifteen (15) days after Tenant's response to Landlord's notice to Tenant of the Prevailing Market Rate, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to resolve any such disagreement.

(ii) If, within the fifteen (15) day consultation period, Landlord and Tenant cannot reach an agreement as to the Prevailing Market Rate, they shall each select one broker to determine the Prevailing Market Rate. Each such broker shall arrive at a determination of the Prevailing Market Rate and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the fifteen (15) day consultation period.

(iii) If only one determination is submitted within the requisite time period, it shall be deemed to be the Prevailing Market Rate. If both determinations are submitted within such time period and such determinations differ, then the two brokers shall immediately select a third broker and submit their determinations to such third broker. Such third broker shall, within twenty (20) days after his or her selection, determine in writing which determination of the Prevailing Market Rate is correct or closest to being correct, and such determination shall be the Prevailing Market Rate. The determination of such third broker shall be conclusive and binding on the parties.

2.3.3 Brokers' Advisory Fees. All brokers specified pursuant to this Section 2.3 shall be real estate brokers licensed and in good standing with the State of Arizona, with not less than ten (10) years experience in commercial property leasing in the Tempe, Arizona area. Each party shall pay the cost of the broker selected by such party and one-half of the cost of the third broker plus one-half of any other costs incurred in resolving the disagreement pursuant to this Section 2.3.

2.3.4 Extension Option Personal to Tenant. Tenant's rights specified in this Section 2.3 are personal to the named Tenant hereunder and may not be assigned to or exercised by any other person or entity. Tenant shall have the right to exercise its Extension Option only if Tenant continues to occupy the entire Premises in accordance with the terms of this Lease. If Tenant fails to timely exercise its rights under this Section 2.3 in accordance with the terms and conditions set forth herein, such rights shall be of no further force or effect.

ARTICLE 3

BASE RENT

3.1 Base Rent. Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the management office of the Building, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (**"Base Rent"**) as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first (1st) day of each and every month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first (1st) full month of the Lease Term shall be paid at the time of Tenant's execution of this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first (1st) day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 Rent Abatement. Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, and no default by Tenant occurs hereunder, Landlord hereby agrees that Tenant shall not be required to pay (i) monthly Base Rent for the first (1st), second (2nd), third (3rd), fourth (4th) and fifth (5th) full months of the initial Lease Term (the "**Abatement Period**"). During the Abatement Period, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease; provided, however, it is agreed and understood that (a) for the first (1st) full month of the initial Lease Term, Tenant shall pay $5,800.38 for Tenant's Share of Expenses and Costs, (b) for the second (2nd) full month of the initial Lease Term, Tenant shall pay $8,300.38 for Tenant's Share of Expenses and Costs, and (c) for the third (3rd), fourth (4th) and fifth (5th) full months of the initial Lease Term, Tenant shall not be required to pay Tenant's Share of Expenses and Costs. In the event of a default by Tenant under the terms of this Lease that results in termination of this Lease in accordance with the provisions of Article 19 hereof, then as a part of the recovery set forth in Article 19 of this Lease, Landlord shall be entitled to the recovery of the monthly Base Rent and any other payments that were abated under the provisions of this Section 3.2.

ARTICLE 4

ADDITIONAL RENT

4.1 Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay as additional rent the sum of the following: (i) Tenant's Share (as such term is defined below) of the annual Operating Expenses allocated to the Project; plus (ii) Tenant's Share of the annual Tax Expenses allocated to the Project; plus (iii) Tenant's Share of the annual Utilities Costs allocated to the Project (collectively, "**Tenant's Share of the Expenses and Costs**"). Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, pursuant to Article 6), shall be hereinafter collectively referred to as the "**Additional Rent**". The Base Rent and Additional Rent are herein collectively referred to as the "**Rent**". All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 "**Calendar Year**" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.2 INTENTIONALLY OMITTED

4.2.3 "**Expense Year**" shall mean each Calendar Year, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive-month period, and, in the event of any such change, Tenant's Share of Expenses and Costs shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 "**Operating Expenses**" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Project, including, without limitation, any amounts paid for: (i) the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, any elevator systems (if applicable) and all other "Systems and Equipment" (as defined in Section 4.2.5 of this Lease), and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with implementation and operation (by Landlord or any common area association(s) formed for the Project) of any transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Project; (iv) the

cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Project; (v) any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (vi) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Project, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (vii) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Project; (viii) the cost of janitorial service, trash removal (provided, however, Operating Expenses shall not include the cost of janitorial services and trash removal services provided to the Premises or the premises of other tenants of the Project or the cost of replacing light bulbs, lamps, starters and ballasts for lighting fixtures in the Premises and the premises of other tenants in the Project to the extent such services are directly provided and paid for by Tenant pursuant to Section 6.4 below), alarm and security service, if any, window cleaning, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (ix) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project; and (x) the cost of any capital improvements or other costs (I) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project, (II) made to the Project or any portion thereof after the Lease Commencement Date that are required under any governmental law or regulation, or (III) which are reasonably determined by Landlord to be in the best interests of the Project; provided, however, that if any such cost described in (I), (II) or (III) above, is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) as Landlord shall reasonably determine. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.

Subject to the provisions of Section 4.3.4 below, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses (and/or Tax Expenses and Utilities Costs) between the Building and the Other Existing Buildings and/or among different tenants of the Project and/or among different buildings of the Project as and when such different buildings are constructed and added to (and/or excluded from) the Project or otherwise (the "**Cost Pools**"). Such Cost Pools may include, without limitation, the office space tenants, the industrial space tenants, the R&D space tenants and the multi-tenant space tenants of the Project or of a building or buildings within the Project. Such Cost Pools may also include an allocation of certain Operating Expenses (and/or Tax Expenses and Utilities Costs) within or under covenants, conditions and restrictions affecting the Project. In addition, Landlord shall have the right from time to time, in its reasonable discretion, to include or exclude existing or future buildings in the Project for purposes of determining Operating Expenses, Tax Expenses and Utilities Costs and/or the provision of various services and amenities thereto, including allocation of Operating Expenses, Tax Expenses and Utilities Costs in any such Cost Pools.

Notwithstanding the foregoing, Operating Expenses shall not, however, include: (A) costs of leasing commissions, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Project; (B) costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space; (C) costs incurred due to the violation by Landlord of the terms and conditions of any lease of space in the Project; (D) costs of overhead or profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Project to the extent the same exceeds the costs of overhead and profit increment included in the costs of such services which could be obtained from third parties on a competitive basis; (E) except as otherwise specifically provided in this Section 4.2.4, costs of interest on debt or amortization on any mortgages, and rent payable under any ground lease of the Project; (F) Utilities Costs; and (G) Tax Expenses.

4.2.5 "**Systems and Equipment**" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical,

gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building and/or any other building in the Project in whole or in part.

4.2.6 Intentionally Omitted.

4.2.7 "**Tax Expenses**" shall mean all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit assessments, fees and taxes, child care subsidies, fees and/or assessments, job training subsidies, fees and/or assessments, open space fees and/or assessments, housing subsidies and/or housing fund fees or assessments, public art fees and/or assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Project or Landlord's interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if (i) the tenant improvements in the Building, the Other Existing Buildings and any additional buildings added to the Project pursuant to Section 1.1.3 above (but only during the period of time that such Other Existing Buildings and additional buildings are included by Landlord within the Project) were fully constructed, and (ii) the Project, the Building, such Other Existing Buildings and such additional buildings (if any) and all tenant improvements therein were fully assessed for real estate tax purposes.

4.2.7.1 Tax Expenses shall include, without limitation:

(i) Any tax on Landlord's rent, right to rent or other income from the Project or as against Landlord's business of leasing any of the Project;

(ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

(iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

(iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises;

(v) Any privilege, commercial rental tax, transactional, excise or other taxes (not including Landlord's income taxes) imposed or levied by any taxing authority against Landlord for, or on Landlord's right to receive or the receipt by Landlord of, Base Rent, Additional Rent and any other charges or sums payable by Tenant under this Lease; and

(vi) Any reasonable expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses.

4.2.7.2 Notwithstanding anything to the contrary contained in this Section 4.2.7, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state net income taxes, and other taxes to the extent applicable to Landlord's net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.4 of this Lease and

(iv) any interest, penalty or amount imposed as a result of Landlord's failure to timely or properly pay any amount due.

4.2.8 **"Tenant's Share"** shall mean the percentage set forth in Section 9 of the Summary. Tenant's Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet in the Project (as set forth in Section 9 of the Summary), and stating such amount as a percentage; provided that Tenant's Share may be subject to adjustment as necessary, in Landlord's discretion, for the implementation of any Cost Pools as referenced above in Section 4.2.4. Landlord shall have the right from time to time to redetermine the rentable square feet of the Premises and/or Project, including as may be necessary for the implementation of Cost Pools, and Tenant's Share shall be appropriately adjusted to reflect any such redetermination. If Tenant's Share is adjusted pursuant to the foregoing, as to the Expense Year in which such adjustment occurs, Tenant's Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.

4.2.9 Intentionally Omitted.

4.2.10 **"Utilities Costs"** shall mean all actual charges for utilities for the Premises and the Project (including utilities for the Other Existing Buildings and additional buildings, if any, added to the Project during the period of time the same are included by Landlord within the Project) which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer and electricity, and the costs of HVAC and other utilities (but excluding those charges for which tenants directly reimburse Landlord or otherwise pay directly to the utility company) as well as related fees, assessments and surcharges. Utilities Costs shall include any costs of utilities which are allocated to the Project under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Project or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Project.

4.3 Calculation and Payment of Additional Rent.

4.3.1 Payment of Tenant's Share of Expenses and Costs.

4.3.1.1 Tenant shall pay to Landlord on the first day of each calendar month of the term of this Lease, as Additional Rent, Landlord's estimate of Tenant's Share of Expenses and Costs (Tenant's Share of Expenses and Costs as specified in Section 9 of the Summary) for such month.

4.3.1.2 Within one hundred eighty (180) days after the conclusion of each Expense Year, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual (i) Operating Expenses allocated to the Project; Tax Expenses allocated to the Project; and (iii) annual Utilities Costs allocated to the Project and Tenant's Share of the Expenses and Costs for the previous calendar year. Any additional sum due from Tenant to Landlord shall be due and payable within ten (10) days after receipt by Tenant of such statement. If the amounts paid by Tenant pursuant to Section 4.3.1 exceed Tenant's Share of the Expenses and Costs for the previous calendar year, the difference up to an amount equal to one (1) monthly installment of Base Rent shall be credited by Landlord against the rent next due and owing from Tenant and any difference in excess of an amount equal to one (1) monthly installment of Base Rent shall be paid to Tenant within ten (10) business days thereafter; provided that, if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference.

4.3.1.3 Any amount due under Section 4.3 for any period which is less than a full month shall be prorated (based on a 30-day month) for such fractional month.

4.3.2 Allocation of Operating Expenses, Tax Expenses and Utilities Costs to Building. The parties acknowledge that the Building is part of a multi-building commercial project consisting of the Building, and the Other Existing Buildings and such other buildings as Landlord (and/or any other owners of Ocotillo Business Park) may elect to construct and include as part of the Project from time to time (the Other Existing Buildings and any such other buildings are sometimes referred to herein, collectively, as the **"Other Buildings"**), and that certain of the costs and expenses incurred in connection with the Project (*i.e.*, the Operating Expenses, Tax Expenses and Utilities Costs) shall be shared among the Building and/or such Other Buildings, while certain other costs and

expenses which are solely attributable to the Building and such Other Buildings, as applicable, shall be allocated directly to the Building and the Other Buildings, respectively. Accordingly, as set forth in Sections 4.1 and 4.2 above, Operating Expenses, Tax Expenses and Utilities Costs are determined annually for the Project as a whole, and a portion of the Operating Expenses, Tax Expenses and Utilities Costs, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to the tenants of the Other Buildings), and such portion so allocated shall be the amount of Operating Expenses, Tax Expenses and Utilities Costs payable with respect to the Building upon which Tenant's Share shall be calculated. Such portion of the Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building shall include all Operating Expenses, Tax Expenses and Utilities Costs which are attributable solely to the Building, and an equitable portion of the Operating Expenses, Tax Expenses and Utilities Costs attributable to the Project as a whole. As an example of such allocation with respect to Tax Expenses and Utilities Costs, it is anticipated that Landlord (and/or any other owners of Ocotillo Business Park) may receive separate tax bills which separately assess the improvements component of Tax Expenses for each building in the Project and/or Landlord may receive separate utilities bills from the utilities companies identifying the Utilities Costs for certain of the utilities costs directly incurred by each such building (as measured by separate meters installed for each such building), and such separately assessed Tax Expenses and separately metered Utilities Costs shall be calculated for and allocated separately to each such applicable building. In addition, in the event Landlord (and/or any other owners of Ocotillo Business Park) elect to subdivide certain common area portions of the Project such as landscaping, public and private streets, driveways, walkways, courtyards, plazas, transportation facilitation areas and/or accessways into a separate parcel or parcels of land (and/or separately convey all or any of such parcels to a common area association to own, operate and/or maintain same), the Operating Expenses, Tax Expenses and Utilities Costs for such common area parcels of land may be aggregated and then reasonably allocated by Landlord to the Building and such Other Buildings on an equitable basis as Landlord (and/or any applicable covenants, conditions and restrictions for any such common area association) shall provide from time to time.

4.4 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

4.4.1 said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

4.4.2 said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project; or

4.4.3 said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.5 Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee by the due date therefor, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of the amount due plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid by the date that they are due shall thereafter bear interest until paid at a rate (the "**Interest Rate**") equal to the lesser of (i) the "Prime Rate" or "Reference Rate" announced from time to time by the Bank of America (or such reasonable comparable national banking institution as selected by Landlord in the event Bank of America ceases to exist or publish a Prime Rate or Reference Rate), plus four percent (4%), or (ii) the highest rate permitted by applicable law.

ARTICLE 5

USE OF PREMISES

5.1 Use. Tenant shall use the Premises solely for manufacturing, production and testing of judgmental use-of-force/situational awareness firearm and military training simulators, and related business office, marketing, and sales operations in a manner consistent with the character of the Building as a first-class industrial building, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit D, attached hereto, or in violation of the laws of the United States of America, the state in which the Project is located, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project. Tenant shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Project.

5.2 Hazardous Materials. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of "Hazardous Material", as that term is defined below. As used herein, the term "**Hazardous Material**" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Project is located or the United States Government.

5.3 Environmental Questionnaire. Upon execution of this Lease, Tenant shall execute and deliver to Landlord the Hazardous Materials Disclosure Certificate attached hereto as Exhibit E and made a part hereof.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Utilities and Services. Tenant shall be responsible for, and shall pay promptly and directly to the appropriate supplier, all charges for water, gas, electricity, heat, light, power, telephone, interior landscape services (as applicable) and all other materials and services furnished to Tenant or the Premises or used by Tenant in, on or about the Premises during the Lease Term, together with any taxes or fees thereon. Tenant shall also be responsible for the cost of installing (to the extent not already existing), maintaining, repairing and replacing meters to measure Tenant's usage of such services and utilities separately metered to Tenant. If any utilities or services are not separately metered or assessed to Tenant, Landlord shall make a reasonable determination of Tenant's fair proportionate share of the costs of such utilities and services and Tenant shall pay for such utilities and services as part of Operating Expenses in accordance with the terms of Article 4 of this Lease. Landlord shall cooperate, as needed, with Tenant to obtain or transition to Tenant any directly supplied utilities and services.

6.2 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.3 Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, and additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, the sum of all costs to Landlord of such additional services plus an administration fee. Charges for any utilities or service for which

Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

6.4 Janitorial Service. Landlord shall not be obligated to provide any janitorial services to the Premises or replace any light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises. Tenant shall be solely responsible, at Tenant's sole cost and expense, for (i) performing all janitorial services, trash removal and other cleaning of the Premises, and (ii) replacement of all light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises, all as appropriate to maintain the Premises in a first-class manner consistent with the first-class nature of the Building and Project. Such services to be provided by Tenant shall be performed by contractors and pursuant to service contracts approved by Landlord. Landlord shall have the right to inspect the Premises upon reasonable notice to Tenant and to require Tenant to provide additional cleaning, if necessary. In the event Tenant shall fail to provide any of the services described in this Section 6.4 to be performed by Tenant within five (5) days after notice from Landlord, which notice shall not be required in the event of an emergency, Landlord shall have the right to provide such services and any charge or cost incurred by Landlord in connection therewith shall be deemed Additional Rent due and payable by Tenant upon receipt by Tenant of a written statement of cost from Landlord.

ARTICLE 7

REPAIRS

7.1 Tenant's Repair Obligations.

7.1.1 Except for those portions of the Premises required to be maintained by Landlord under Section 7.2 and 11.1 below, Tenant shall, at Tenant's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises require repair, or the means of repairing the same, are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises). Tenant's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements and equipment thereon or a part thereof in good order, condition and state of repair. If Tenant fails to maintain or repair the Premises as provided above, then after the expiration of any applicable notice and cure period set forth in this Lease, Landlord shall have the right, but not the obligation, to maintain or repair the Premises and Tenant shall promptly reimburse Landlord for Landlord's actual cost of such maintenance or repair, plus a management fee in the amount of 5% of such actual costs.

7.2 Landlord's Repair Obligations.

7.2.1 Landlord shall maintain the structural portions of the exterior Building and roof membrane in reasonably good order and condition, except for damage occasioned by act or omission of Tenant or its contractors, agents, invitees, licensees or employees, the repair of which damage shall be paid by Tenant. Tenant shall, at Tenant's sole cost and expense, keep every other part of the Premises in good condition and repair. If Tenant fails to perform Tenant's obligations under this Article 7, Landlord may at Landlord's option enter upon the Premises after ten (10) days' prior notice to Tenant and put the same in good order, condition and repair and the cost thereof together with interest thereon at the rate of 15% per annum shall be due and payable as Additional Rent to Landlord together with Tenant's next installment of Basic Rent. All structural repairs required to be made by Landlord shall be those reasonably determined by Landlord as necessary to maintain the structural integrity of the Premises. Landlord will be responsible for maintaining the heating, air-conditioning, ventilation, fire sprinklers and roof of the Premises and Tenant shall be responsible for reimbursing Landlord for Landlord's expenses in connection with such maintenance in accordance with Article 4 hereof.

7.2.2 Landlord shall not be liable for injury to Tenant's business, or loss of income therefrom, or, except in connection with damage or injury resulting from the gross negligence or willful misconduct of Landlord, or its authorized agents, for damage that may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents, or contractors, or any other person in, on or about the Premises directly or indirectly caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the

pipes, sprinklers, wires, appliances, plumbing, air conditioning, light fixtures, or mechanical or electrical systems or from intrabuilding network cable, whether such damage or injury results from conditions arising upon the Premises or from other sources or places and regardless of whether the cause of such damage or injury or the means or repairing the same is inaccessible to Tenant.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord's Consent to Alterations. Except for the Tenant Work described on Exhibit "B" attached hereto (the "**Tenant Work**"), Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "**Alterations**") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which may affect the structural components of the Building or the Systems and Equipment or which can be seen from outside the Premises. Notwithstanding the foregoing, Tenant shall, without Landlord's consent, have the right to make cosmetic improvements and minor decorations within the Premises, so long as the Alterations (i) do not exceed a cost of $15,000 in the aggregate, (ii) are non-structural in nature and are in keeping with the standards of Tenant's existing Premises, (iii) do not require a building permit, (iv) do not affect any Building system (including electrical, telephone, cable or otherwise) or cause the release of Hazardous Material and (v) are not visible from outside of the Premises. Tenant shall coordinate any such improvements with Landlord (including, without limitation, providing Landlord with reasonable advance notice, along with a copy of any final plans, specifications and working drawings for any such Alterations to allow Landlord to post notices of non-responsibility. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations, and shall pay to Landlord a Landlord supervision fee consistent with the property management fees (which in no event will exceed 5% of the cost of the Alterations).

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord; provided, however, Landlord may impose such requirements as Landlord may determine, in its sole and absolute discretion, with respect to any work affecting the structural components of the Building or Systems and Equipment (including designating specific contractors to perform such work). Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the city in which the Building is located, and in conformance with Landlord's construction rules and regulations. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Project or the common areas for any other tenant of the Project, and as not to obstruct the business of Landlord or other tenants of the Project, or interfere with the labor force working at the Project. If Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (i) cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Project is located in accordance with applicable state laws, (ii) deliver to the management office of the Building a reproducible copy of the "as built" drawings of the Alterations, and (iii) deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials.

8.3 Landlord's Property. All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord. Furthermore, Landlord may require that Tenant remove any improvement or Alteration upon the expiration or early termination of the Lease Term, and repair any damage to the Premises caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant.

8.4 Wi-Fi Network. Without limiting the generality of the foregoing, in the event Tenant desires to install wireless intranet, Internet and communications network (**"Wi-Fi Network"**) in the Premises for the use by Tenant and its employees, then the same shall be subject to the provisions of this Section 8.4 (in addition to the other provisions of this Article 8). In the event Landlord consents to Tenant's installation of such Wi-Fi Network, Tenant shall, in accordance with Article 15 below, remove the Wi-Fi Network from the Premises prior to the termination of the Lease. Tenant shall use the Wi-Fi Network so as not to cause any interference to other tenants in the Project or with any other tenant's communication equipment, and not to damage the Building or Project or interfere with the normal operation of the Building or Project, and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorneys' fees) arising out of Tenant's failure to comply with the provisions of this Section 8.4, except to the extent same is caused by the gross negligence or willful misconduct of Landlord and which is not covered by the insurance carried by Tenant under this Lease (or which would not be covered by the insurance required to be carried by Tenant under this Lease). Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible and no later than three (3) calendar days following such occurrence to correct such interference. If such interference continues after such three (3) day period, Tenant shall immediately cease operating such Wi-Fi Network until such interference is corrected or remedied to Landlord's satisfaction. Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the Project and to telecommunication service providers and in no event shall Landlord be liable to Tenant for any interference of the same with such Wi-Fi Network. Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Wi-Fi Network and comply with all precautions and safeguards recommended by all governmental authorities, (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network, and (iv) be responsible for any modifications, additions or repairs to the Building or Project, including without limitation, Building or Project systems or infrastructure, which are required by reason of the installation, operation or removal of Tenant's Wi-Fi Network. Should Landlord be required to retain professionals to research any interference issues that may arise and confirm Tenant's compliance with the terms of this Section 8.4, Tenant shall reimburse Landlord for the costs incurred by Landlord in connection with Landlord's retention of such professionals, the research of such interference issues and confirmation of Tenant's compliance with the terms of this Section 8.4 within twenty (20) days after the date Landlord submits to Tenant an invoice for such costs.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, if any such lien is not released and removed on or before the date notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by

Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

10.1 Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises from any cause whatsoever and agrees that Landlord, and its partners and subpartners, and their respective officers, agents, property managers, servants, employees, and independent contractors (collectively, **"Landlord Parties"**) shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises (including, without limitation, Tenant's installation, placement and removal of Alterations, Improvements, fixtures and/or equipment in, on or about the Premises), and any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, licensees or invitees of Tenant or any such person, in, on or about the Premises and Project; provided, however, that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Landlord. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease.

10.2 Tenant's Compliance with Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, (and with owned and non-owned automobile liability coverage, and liquor liability coverage in the event alcoholic beverages are served on the Premises) for limits of liability not less than:

Bodily Injury and Property Damage Liability	$3,000,000 each occurrence $3,000,000 annual aggregate
Personal Injury Liability	$3,000,000 each occurrence $3,000,000 annual aggregate 0% Insured's participation

10.3.2 Physical Damage Insurance covering (i) all furniture, trade fixtures, equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Work, including any tenant improvements which Landlord permits to be installed above the ceiling of the Premises or below the floor of the Premises, and (iii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on a "physical loss or damage" basis under a "special form" policy, for the full replacement cost value new without deduction for depreciation of the

covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

10.3.3 Workers' compensation insurance as required by law.

10.3.4 Loss-of-income, business interruption and extra-expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of loss of access to the Premises as a result of such perils.

10.3.5 To the extent applicable, Tenant shall carry comprehensive automobile liability insurance having a combined single limit of not less than Three Million Dollars ($3,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles.

10.3.6 The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Project is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord; (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord; and (vii) with respect to the insurance required in Sections 10.3.1 and 10.3.2 above, have deductible amounts not exceeding Five Thousand Dollars ($5,000.00). Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 19.1, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery of bills therefor.

10.4 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

10.5 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Building or Project serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core of the

Premises and such common areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Project and/or the Building, or the lessor of a ground or underlying lease with respect to the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the tenant improvements and alterations installed in the Premises and shall return such tenant improvements and alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant's Share of Expenses and Costs to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

11.2 Landlord's Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or any other portion of the Project and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred twenty (120) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Project and/or the Building or ground or underlying lessor with respect to the Project and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies. In addition, if the Premises is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or any other portion of the Project, and any statute or regulation of the state in which the Project is located and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project.

11.4 Tenant's Termination Right. If the work of repair, reconstruction and restoration in connection with damage or destruction of the Premises initially affects more than thirty percent (30%) of the floor area of the Premises and shall require a period longer than seven (7) months from the date of damage or destruction to complete, then Tenant may elect to terminate this Lease, provided that Tenant shall give written notice to Landlord of its intention within sixty (60) days after the date it is advised of such repair period.

ARTICLE 12

CONDEMNATION

12.1 Permanent Taking. If the whole or any part of the Premises or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent and Tenant's Share of Expenses and Costs shall be proportionately abated.

12.2 Temporary Taking. Notwithstanding anything to the contrary contained in this Article 12, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and Tenant's Share of Expenses and Costs shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 13

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "**Transfers**" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "**Transferee**"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "**Transfer Notice**") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "**Subject Space**"), (iii) all of the terms of the proposed Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or

proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and (v) such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, within thirty (30) days after written request by Landlord, Tenant shall pay to Landlord Two Thousand Five Hundred Dollars ($2,500.00) to reimburse Landlord for its review and processing fees, and Tenant shall also reimburse Landlord for any reasonable legal fees incurred by Landlord in connection with Tenant's proposed Transfer.

14.2 Landlord's Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or Project;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

14.2.6 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Project a right to cancel its lease;

14.2.7 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

14.2.8 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord seventy-five percent (75%) of any "**Transfer Premium**", as that term is defined in this Section 14.3, received by Tenant from such Transferee. "**Transfer Premium**" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any reasonable changes, alterations and improvements to the Premises in connection with the Transfer (but only to the extent approved by Landlord), and (ii) any reasonable brokerage commissions in connection with the Transfer (collectively, the "**Subleasing Costs**"). "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.4 Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. If this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 of this Lease.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit.

14.6 Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

ARTICLE 15

SURRENDER; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect

a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all telephone, data, and other cabling and wiring (including any cabling and wiring associated with the Wi-Fi Network, if any) installed or caused to be installed by Tenant (including any cabling and wiring, installed above the ceiling of the Premises or below the floor of the Premises), all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the greater of (i) the Base Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) the fair market rental rate of the Premises as of the commencement of such holdover period. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be in the form as may be required by any prospective mortgagee or purchaser of the Project (or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Failure by Tenant to so deliver such estoppel certificate shall be a material default of the provisions of this Lease. In addition, Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, including attorneys' fees, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such estoppel certificate.

ARTICLE 18

OPTION TO PURCHASE

18.1 Landlord hereby grants to Tenant an option to purchase Lot 3 upon the terms and conditions set forth in this Article 18 (the "**Option to Purchase**").

18.2 In order to exercise the Option to Purchase, Tenant must deliver to Landlord between the Commencement Date and the end of the thirty-sixth (36th) month of the term of this Lease (the "**Option Period**"): (A) written notice of Tenant's exercise of the Option to Purchase (the "**Option Notice**"), and (B) three (3) originals of Seller's standard form of purchase and sale agreement attached hereto as Exhibit F (the "**Purchase Agreement**"), fully executed by Tenant. Within five (5) business days of Landlord's timely receipt of both the Option Notice and the fully executed Purchase Agreements from Tenant, Landlord shall execute each of the three (3) originals of the Purchase Agreement and deliver them to an escrow agent selected by Landlord. The Option to Purchase shall automatically terminate and be of no further force or effect after the expiration of the Option Period or as provided in Section 18.3, below. Furthermore, if Tenant delivers the Option Notice to Landlord and fails to close escrow as provided in the Purchase Agreement for any reason, then the Option to Purchase shall automatically terminate and be of no further force or effect.

18.3 If Landlord desires to list Lot 3 for sale or sell all or any portion of Lot 3 to an unaffiliated bona fide third party during the Option Period, then, prior to such listing or sale, Landlord shall first give written notice thereof to Tenant (the "**Sale Notice**"). Tenant may exercise the Option to Purchase by delivering to Landlord the Option Notice and three (3) original Purchase Agreements, fully executed by Tenant, within ten (10) days of Tenant's receipt of the Sale Notice. Within five (5) business days of Landlord's timely receipt of both the Option Notice and the fully executed Purchase Agreements from Tenant, Landlord shall execute each of the three (3) originals of the Purchase Agreement and deliver them to escrow. If Tenant does not deliver, or fails to timely deliver, the Option Notice and the fully executed Purchase Agreements to Landlord after receipt of the Sale Notice, then Landlord shall be free to list or sell all or any part of Lot 3; provided, however, the Option to Purchase shall be binding on Landlord's successors and assigns. After the expiration of the Option Period, Landlord shall be free to list or sell all or any part of the Property. For purposes hereof, a "sale" shall not include any transfer to Landlord's lender or a purchaser of the Property pursuant to a foreclosure sale under the terms of a deed of trust creating a first lien on the Property or the acceptance by Landlord's lender or a purchaser of a deed in lieu thereof.

18.4 If Tenant properly exercises the Option to Purchase pursuant to the terms of either Section 18.2 or 18.3, above, then the terms of such sale and purchase shall be as follows: (i) the purchase price for the Property shall be $3,400,000.00 (the "**Purchase Price**"), (ii) the closing shall occur within sixty (60) days of date Tenant executes the Purchase Agreement, or such other date as may be expressly set forth in the Purchase Agreement, and (iii) upon the terms set forth in the Purchase Agreement.

18.5 The Option to Purchase may not be exercised by Tenant if Tenant is then in default under this Lease Agreement beyond any applicable notice and cure period.

18.6 This Option to Purchase shall be subject and subordinate to the lien of any mortgages or trust deeds, now or hereafter in force with respect to Lot 3, if any, and/or renewals, extensions, modifications, consolidations and replacements thereof.

18.7 The Option Purchase set forth in this Article 18 shall be personal to VirTra Systems, Inc., a Texas corporation ("**Original Tenant**") (and not available to any assignee, sublessee or transferee of Original Tenant's interest in this Lease) and is not assignable separate and apart from the Lease. Tenant shall have no right to exercise the Option to Purchase in the event Tenant has assigned the Lease or has sublet any portion of the Premises.

ARTICLE 19

TENANT'S DEFAULTS; LANDLORD'S REMEDIES

19.1 Events of Default by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due; or

19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under state law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a fifteen (15)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or

19.1.3 Abandonment or vacation of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for three (3) business days or longer while in default of any provision of this Lease.

19.2 Landlord's Remedies Upon Default. Upon the occurrence of any such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to

be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Section 4.5 of this Lease. As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 The right to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Base Rent, additional rent and other charges as they become due, for so long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.

19.2.3 The right to enter the Premises and remove therefrom all persons and property, store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and sell such property and apply the proceeds therefrom pursuant to applicable Arizona law.

19.2.4 The right to take steps necessary or appropriate to have a receiver appointed for Tenant in order to take possession of the Premises and apply any rental collected and exercise all other rights and remedies granted to Landlord.

19.2.5 Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant's part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant's failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord's rights and remedies as a result of Tenant's failure to perform and shall not release Tenant from any of its obligations under this Lease.

19.3 Payment by Tenant. Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord's performance or cure of any of Tenant's obligations pursuant to the provisions of Section 19.2 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

19.4 Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.5 Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

19.6 Efforts to Relet. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or

preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

ARTICLE 20

SECURITY DEPOSIT

Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "**Security Deposit**") in the amount set forth in Section 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives any and all provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. In the event that Tenant exercises the Option to Purchase set forth in Article 18, any unused or non-applied amount of the Security Deposit shall be applied toward the Purchase Price at closing.

ARTICLE 21

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes or changes to the Building's life safety system (collectively the "**Excluded Changes**") except to the extent such Excluded Changes are required due to Tenant's alterations to or manner of use of the Premises. In addition, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

ARTICLE 22

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon at least 24-hours prior notice to Tenant to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; (iii) to post notices of nonresponsibility; or (iv) alter, improve or repair the Premises if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or

improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary. Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, in emergency situations and/or to perform janitorial or other services required of Landlord pursuant to this Lease. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to enter without notice and use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

ARTICLE 23

PARKING

Throughout the Lease Term, Tenant shall have the right to use the number of reserved parking spaces set forth in Section 12 of the Summary, which reserved parking spaces are located as shown on Exhibit C attached hereto. Tenant's continued right to use the parking spaces is conditioned upon (i) Tenant abiding by (A) all rules and regulations which are prescribed by Landlord (and/or any common area association of the Project having rights over such parking areas) from time to time for the orderly operation and use of the parking areas where such parking spaces are located, and (B) all recorded covenants, conditions and restrictions affecting the Building and/or the Real Property, and (ii) upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations, covenants, conditions and restrictions. Tenant's parking shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause or allow any vehicles, large trucks or other large vehicles to be parked within the Project or on the adjacent public streets. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. Tenant shall not permit any equipment, structure or other object to be placed in any areas designated for vehicle parking or the Common Areas. In the event Tenant does permit any equipment, structure or other object in any areas designated for vehicle parking, any parking spaces used by Tenant for such purposes shall correspondingly reduce the total number of parking spaces allotted Tenant pursuant to this Lease. If Tenant parks more vehicles in the parking area than the number set forth in Section 1.11 of this Lease, such conduct shall be a material breach of this Lease if Tenant fails to rectify such matter within three (3) business days following written notice from Landlord of such conduct, or provided more than two (2) such notices have been given within any consecutive twelve (12) month period. In addition to Landlord's other remedies under the Lease, Tenant shall pay a daily charge determined by Landlord for each such additional vehicle. Any parking tax or other charges imposed by governmental authorities in connection with the use of such parking shall be paid directly by Tenant or the parking users, or, if directly imposed against Landlord, Tenant shall reimburse Landlord for all such taxes and/or charges within ten (10) days after Landlord's demand therefor. The parking rights provided to Tenant pursuant to this Article 23 are provided solely for use by Tenant's own personnel and such rights may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval, except in connection with an assignment of this Lease or sublease of the Premises made in accordance with Article 14 above.

ARTICLE 24

MISCELLANEOUS PROVISIONS

24.1 Terms; Captions. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

24.2 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

24.3 No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

24.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Project require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor. In addition, upon request from time to time, Tenant agrees to provide to Landlord, within ten (10) days of written request, current financial statements for Tenant, dated no earlier than one (1) year prior to such request, certified as accurate by Tenant or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor's statement. If any Guaranty is executed in connection with this Lease, Tenant also agrees to deliver to Landlord, within ten (10) days of written request, current financial statements of the Guarantor in a form consistent with the above criteria. All such financial statements will be delivered to Landlord and any such lender or purchaser in confidence and shall only be used for purposes of evaluating the financial strength of Tenant or of Guarantor, as applicable.

24.5 Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project, the Building and/or in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Project and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

24.6 Prohibition Against Recording. Except as provided in Section 24.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

24.7 Landlord's Title; Air Rights. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

24.8 Tenant's Signs. Tenant shall be entitled, at its sole cost and expense, to (i) one (1) identification sign on or near the entry doors of the Premises, (ii) one (1) identification sign above the exterior entry to the Premises, and (iii) one (1) identification sign on the exterior of the Building. Such signs shall be installed by a signage contractor designated by Landlord. The location, quality, design, style, lighting and size of such signs shall be consistent with the Landlord's Project standard signage program and shall be subject to Landlord's prior written approval, in its reasonable discretion. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal. Except for such identification signs, Tenant may not install any signs on the exterior or roof of the Building, the Other Existing Buildings or the common areas of the Project. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises are subject to the prior approval of Landlord, in its sole and absolute discretion.

24.9 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

24.10 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

24.11 Time of Essence. Time is of the essence of this Lease and each of its provisions.

24.12 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

24.13 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the Exhibits attached hereto.

24.14 Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Project, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

24.15 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into

and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

24.16 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Other Existing Buildings and/or in any other building and/or any other portion of the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Other Existing Buildings or Project.

24.17 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except with respect to Tenant's obligations under the Work Letter (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

24.18 Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

24.19 Notices. All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, in which case notice shall be deemed delivered three (3) business days after timely deposit, postage prepaid in the U.S. Mail; sent by a nationally recognized overnight courier in which case notice shall be deemed delivered one (1) business day after timely deposit with such courier; or personally delivered, in which case notice shall be deemed delivered upon receipt, (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

24.20 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

24.21 Authority. Each individual executing this Lease represents that it has all requisite power and authority to execute and deliver this Lease on behalf of the entity for which it is signing, and by his or her signature, will bind such party to the terms of this Lease. Tenant confirms that it is not in violation of any executive order or similar governmental regulation or law, which prohibits terrorism or transactions with suspected or confirmed terrorists or terrorist entities or with persons or organizations that are associated with, or that provide any form of support to, terrorists. Tenant further confirms that it will comply throughout the Term of this Lease, with all governmental laws, rules or regulations governing transactions or business dealings with any suspected or confirmed terrorists or terrorist entities, as identified from time to time by the U.S. Treasury Department's Office of Foreign Assets Control or any other applicable governmental entity.

24.22 Jury Trial; Attorneys' Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs

and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

24.23 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Project is located.

24.24 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

24.25 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (the "**Brokers**"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. It is agreed and understood that Landlord shall not be liable for any commission payments arising out of or relating the Option to Purchase set forth in Section 18 above, nor shall Landlord be liable for any commission for any extension of the Lease beyond December 31, 2015.

24.26 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Project or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

24.27 Building Name and Signage. Landlord shall have the right at any time to change the name(s) of the Building, the Other Existing Buildings and Project and to install, affix and maintain any and all signs on the exterior and on the interior of the Building, the Other Existing Buildings and any portion of the Project as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the names of the Building, the Other Existing Buildings or Project or use pictures or illustrations of the Building, the Other Existing Buildings or Project in advertising or other publicity, without the prior written consent of Landlord.

24.28 Landlord' Lien. In consideration of Landlord entering into this Lease of the Property, Tenant hereby acknowledges the existence in favor of Landlord of a Landlord's lien as provided for under A.R.S.§ 33-361D and A.R.S.§ 33-362, provided that such lien shall be subordinate to any properly filed and perfected purchase money secured interest. In addition, in accordance with the Uniform Commercial Code as adopted and in effect in Arizona, Tenant hereby grants to Landlord a security interest in and to:

24.28.1 all materials, fixtures, equipment and personal property now or hereafter incorporated into the Premises by Tenant, including but not limited to trade fixtures and any and all other fixtures, equipment and personal property in which Tenant has an interest which are now or may hereafter be appropriated for use on or located in the Premises; and

24.28.2 all rents, issues and profits due or to become due Tenant from or pertaining to the Premises and any permitted subleases or assignments thereof, all rights of Tenant under any policy or policies of insurance covering the Premises, together with all proceeds and refunds which may become payable under or with respect to such insurance policies.

Landlord, in addition to any other rights with respect to such collateral, shall have any and all rights afforded to a secured party under the Arizona Uniform Commercial Code ("UCC"). Landlord is hereby authorized to file and/or record one or more financing statements as required or permitted under the UCC covering such collateral.

24.29 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants.

24.30 Landlord's Construction. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Other Existing Buildings, the Project, or any part thereof and that no representations or warranties respecting the condition of the Premises, the Other Existing Buildings or the Project have been made by Landlord to Tenant, except as specifically set forth in this Lease. Tenant acknowledges that prior to and during the Lease Term, Landlord (and/or any common area association) will be completing construction and/or demolition work pertaining to various portions of the Building, the Other Existing Buildings, the Premises, and/or the Project, including without limitation, landscaping and tenant improvements for premises for other tenants and, at Landlord's sole election, such other buildings, improvements, landscaping and other facilities within or as part of the Project as Landlord (and/or such common area association) shall from time to time desire (collectively, the "Construction"). In connection with such Construction, Landlord may, among other things, erect scaffolding or other necessary structures in the Building and/or the Other Existing Buildings, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, the Other Existing Buildings and/or the Project, which work may create noise, dust or leave debris in the Building, the Other Existing Buildings and/or the Project. Tenant hereby agrees that such Construction and Landlord's actions in connection with such Construction shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from such Construction, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from such Construction or Landlord's actions in connection with such Construction, or for any inconvenience or annoyance occasioned by such Construction or Landlord's actions in connection with such Construction.

(SIGNATURES ON NEXT PAGE)

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

"Landlord":

DMC PORTFOLIO, LLC,
a Delaware limited liability company,
Owner

By: DMC Portfolio Manager, LLC,
a Delaware limited liability company,
its sole member

By: Buchanan Fund V, LLC,
a Delaware limited liability company
its sole member

By: BF V Advisors, LLC,
a Delaware limited liability company,
its Managing Member

By: Buchanan Street Advisors, L.P.,
a California limited partnership,
its Managing Member

By: TCW/Buchanan Street Partners, Inc.,
a Delaware corporation,
its General Partner

By: [signature]
~~Timothy J. Ballard,~~ ROBERT BRUNSWICK
~~President, Chief Investment~~ CEO, CHAIRMAN

"Tenant":

VIRTRA SYSTEMS, INC.,
a Texas corporation

By: ______________________
Name: ______________________
Its: ______________________

By: ______________________
Name: ______________________
Its: ______________________

*** If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

"Landlord":

DMC PORTFOLIO, LLC,
a Delaware limited liability company,
Owner

By: DMC Portfolio Manager, LLC,
a Delaware limited liability company,
its sole member

By: Buchanan Fund V, LLC,
a Delaware limited liability company
its sole member

By: BF V Advisors, LLC,
a Delaware limited liability company,
its Managing Member

By: Buchanan Street Advisors, L.P.,
a California limited partnership,
its Managing Member

By: TCW/Buchanan Street Partners, Inc.,
a Delaware corporation,
its General Partner

By: ______________________
Timothy J. Ballard,
President, Chief Investment

"Tenant":

VIRTRA SYSTEMS, INC.,
a Texas corporation

By: [signature]
Name: Robert Ferris
Its: CEO

By: ______________________
Name: ______________________
Its: ______________________

*** If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.